Exhibit 8.2

April 19, 2021

To:

Futu Holdings Limited

11/F, Bangkok Bank Building

No. 18, Bonham Strand W, Sheung Wan

Hong Kong S.A.R., People’s Republic of China

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, and for the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as the PRC counsel to Futu Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s proposed offering (the “Offering”) of American Depositary Shares (including the offer of additional American Depositary Shares pursuant to the full exercise of over-allotment option) (the “ADSs”), each representing eight Class A ordinary shares of the Company (the “Ordinary Shares”), as set forth in the Company’s registration statement on Form F-3, including a base prospectus, and the prospectus supplement, including any amendments or supplements thereto (the “Registration Statement”), with respect to the Offering filed with the Securities and Exchange Commission pursuant to the provisions of the United States Securities Act of 1933, as amended.

A.                Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined the originals or copies of the due diligence documents provided to us by the Company, Registration Statement, the General Disclosure Package, the prospectus supplement dated April 19, 2021, the Underwriting Agreement (as defined below), the Deposit Agreement (as defined below) and other documents (collectively, the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by relevant Governmental Agencies (as defined below) and appropriate representatives of the Company and the PRC Operating Companies (as defined below).  In giving this opinion, we have made the following assumptions (the “Assumptions”):

(1)                                 all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)                                 each of the parties to the Documents, other than the PRC Operating Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Operating Companies, has full power and authority to execute, deliver and perform its/her/his obligations under the Documents to which it/she/he is a party in accordance with the laws of its jurisdiction of organization or incorporation and/or the laws that it/she/he is subject to;

(3)                                 the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)                                 the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)                                 all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Operating Companies in connection with this opinion are true, correct and complete;

(6)                                 all the explanations and interpretations provided by the government officers duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)                                 each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws other than the PRC Laws (as defined below) in any and all respects;

(8)                                 all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Underwriting Agreement, the Deposit Agreement, the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof;

(9)                                 all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Operating Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each Document we have reviewed (including, without limitation, the truthfulness, accuracy and completeness of the representations and warranties of the Company in the Underwriting Agreement).

B.                Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Beijing WFOE”	means Shensi Network Technology (Beijing) Co., Ltd.
“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“PRC Operating Companies”	means, collectively, all entities listed on Appendix A hereof, and each, a “PRC Operating Company”.
“M&A Rules”

means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the SAFE, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and supreme court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“VIE Agreements”	means the documents as set forth on Appendix B hereto.

C.                Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinions that:

(1)                                          VIE Structure.  (a) the ownership structure of the PRC Operating Companies as set forth in the Registration Statement, both currently and immediately after giving effect to this Offering, will not result in any material violation of the PRC Laws currently in effect; (b) the contractual arrangements under the VIE Agreements, both currently and immediately after giving effect to this Offering, are valid, binding and enforceable, and will not result in (i) any material violation of the PRC Laws currently in effect, or (ii) any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of the PRC Operating Companies.  However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(2)                                          M&A Rules.  Based on our understanding of the explicit provisions under the PRC Laws, given that (a) Beijing WFOE was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic company as defined under the M&A Rules; (b) no explicit provision in the M&A Rules classifies the respective contractual arrangements among Beijing WFOE, the VIE and their shareholders as a type of acquisition transaction falling under the M&A Rules, (c) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Offerings are subject to the M&A Rules, we are of the opinion that a prior approval from the CSRC is not required for the Offering, except as disclosed in the Registration Statement, and assuming no offer, issuance or sale of the Ordinary Shares has been or will not be made directly or indirectly within the PRC.  However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(3)                                          Taxation.  The statements made in the Registration Statement under the caption “Taxation — People’s Republic of China Taxation”, with respect to the PRC tax laws and regulations or interpretations, constitute true, correct and accurate descriptions of the matters described therein in all material respects and such statement constitutes our opinion.

(4)                                          Enforceability of Civil Procedures.  There is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against the Company or the directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against the Company or the directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.  The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements under the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions.  China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, in accordance with the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(5)                                          PRC Laws.  All statements set forth in the Registration Statement under the captions entitled “Prospectus Supplement Summary”, “Risk Factors”, “Use of Proceeds”, “Legal Matters”, “Dividend Policy”, “Underwriting” and “Taxation — People’s Republic of China Taxation”, in each case insofar as such statements describe or summarize matters of the PRC Laws, are true, correct and accurate in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)                                Our opinions are limited to the PRC Laws of general application on the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC and we have assumed that no such other laws would affect our opinions expressed above.

(2)                                The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)                                Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)                                Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)                                This opinion is issued based on our understanding of the PRC Laws.  For matters not explicitly provided under the PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.  Under the PRC Laws, foreign investment is restricted in certain businesses.  The interpretation and implementation of these laws and regulations (including the M&A Rules), and their application to and effect on the legality, binding effect and enforceability of contracts such as the VIE Agreements and transactions contemplated by the VIE Agreements, are subject to the discretion of the competent Governmental Agency

(6)                                The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts.  As used in this opinion, the expression “to our best knowledge after due inquiry” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Operating Companies in connection with the Offering and the transactions contemplated thereby.  We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Operating Companies and Governmental Agencies.

(7)                                We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact and to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Operating Companies or the rendering of this opinion.

(8)                                This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

This opinion is rendered to you for the purpose hereof only, and save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the uses and reference to our name in such Registration Statement.  In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of PRC Operating Companies

1.                  Shensi Network Technology (Beijing) Co., Ltd. 慎思网络技术（北京）有限公司

2.                  Futu Network Technology (Shenzhen) Co., Ltd.富途网络科技（深圳）有限公司

3.                  Shenzhen Futu Network Technology Co., Ltd. 深圳市富途网络科技有限公司

Appendix B

List of VIE Agreements

1.                  Second Amended and Restated Business Operation Agreement among Li Hua, Li Lei, Shenzhen Futu Network Technology Co., Ltd. and Beijing WFOE, dated on September 28, 2018;

2.                  Second Amended and Restated Exclusive Technology Consulting and Services Agreement entered into by and between Shenzhen Futu Network Technology Co., Ltd. and Beijing WFOE, dated on September 28, 2018;

3.                  Second Amended and Restated Exclusive Option Agreement among Li Hua, Li Lei, Shenzhen Futu Network Technology Co., Ltd. and Beijing WFOE, dated on September 28, 2018;

4.                  Second Amended and Restated Shareholders’ Voting Rights Proxy Agreement among Li Hua, Li Lei, Shenzhen Futu Network Technology Co., Ltd. and Beijing WFOE, dated on September 28, 2018;

5.                  Second Amended and Restated Equity Interest Pledge Agreement among Li Hua, Beijing WFOE and Shenzhen Futu Network Technology Co., Ltd. dated on September 28, 2018;

6.                  Second Amended and Restated Equity Interest Pledge Agreement among Li Lei, Beijing WFOE and Shenzhen Futu Network Technology Co., Ltd. dated on September 28, 2018;

7.                  Spousal Consent Letters granted by the respective spouse of Li Hua and Li Lei.